Exhibit 3.2

BYLAWS

OF

LAUREATE EDUCATION, INC.

A PUBLIC BENEFIT CORPORATION

ARTICLE I OFFICES

Section 1.                                           Principal and Registered Offices

The present address of the principal office of the Corporation is 650 South Exeter Street, Baltimore, Maryland 21202. The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc., 1675 South State Street, Suite B, Dover, DE 19901, Kent County. The registered agent at such address is Capitol Services, Inc., 1675 South State Street, Suite B, Dover, DE 19901, Kent County.

Section 2.                                           Other Offices

The Corporation may also have other business offices at such locations both within and without the State of Delaware as the Board of Directors may determine or as the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 1.                                           Place of Meetings

All meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                                           Annual Meetings

The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held on such date and such time as shall be designated from time to time by the President or the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specified in the notice thereof, except as otherwise provided by law.

Section 3.                                           Special Meetings

Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the President or the Board of Directors, and shall be called by the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. Upon receipt of such request, the Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Corporation, the Secretary shall give notice to each stockholder entitled to notice of such meeting. The Board of Directors shall have the sole power to fix the record date for determining stockholders entitled to request a special meeting of stockholders and the date, time and place of the special meeting.

Section 4.                                           Notice of Meetings; Waiver of Notice; Stockholder Proposals

Written notice of the time and place of each meeting of stockholders, and the purpose of any special meeting, shall be given to each stockholder entitled to vote at or to notice of such meeting not less than ten (10) nor more than ninety (90) days before the date of such meeting, either personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. No notice of the time, place, or purpose of any meeting of stockholders need be given to any stockholder entitled to such notice who is present at the meeting in person or by proxy, or who, either before or after the meeting, executes a written waiver of notice which is filed by the Secretary with the records of meetings of stockholders.

Section 5.                                           Record Date and Closing of Transfer Books

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive dividends or be allotted any other right, or for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall be not more than ninety (90) days before the date on which the action requiring the determination will be taken, or the Board of Directors may direct that the stock transfer books be closed for a stated period, not to exceed twenty (20) days. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting. Except as otherwise provided by law, the record date may not be prior to the close of business on the day the record date is fixed.

Section 6.                                           Quorum

Unless otherwise provided by law or the Certificate of Incorporation of the Corporation, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum at all meetings of stockholders. The stockholders entitled to cast a majority of the votes represented at a meeting may adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any stockholder or stockholders during the meeting that has or have the effect of reducing the number of stockholders remaining in attendance at the meeting to less than a quorum.

Section 7.                                           Proxies

At all meetings of stockholders of the corporation, a stockholder may vote either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest in which a proxy may be coupled includes as interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 8.                                           Voting

Unless the Certificate of Incorporation of the Corporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Unless otherwise provided by law or the Certificate of Incorporation of the Corporation, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. Candidates for election as members of the Board of Directors who receive the greatest number of votes at a meeting at which a quorum is present, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the Board of Directors.

Section 9.                                           List of Stockholders

The Secretary of the Corporation shall prepare a list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and indicating the number and class of shares of stock held by each stockholder as of the record date for such meeting. Such list of stockholders shall be kept at the place of the meeting of stockholders during such meeting.

Section 10.                                    Informal Action

Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

Section 11.                                    Meeting by Conference Telephone

Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at the meeting.

Section 12.                                    Actions Requiring Stockholder Approval

(A)                               The following actions to be taken by the Corporation or any of its subsidiaries shall require the approval of the stockholders of the Corporation:

(i)                                     any acquisition, whether by merger, stock acquisition, asset purchase or otherwise, of assets, securities, entities or other investment involving consideration (including any contingent consideration and any consideration tied to subsequent related acquisitions or other transactions) with a value in excess of $25,000,000;

(ii)                                  any sale, lease, spin-off or other disposition of assets, securities, or entities involving consideration (including any contingent consideration and any consideration tied to subsequent related dispositions or other transactions) with a value in excess of $25,000,000;

(iii)                               any distribution of shares of capital stock or any other securities, liquidation, dissolution, winding up, recapitalization, reorganization, merger, consolidation or similar transaction;

(iv)                              any sale of securities pursuant to a firm commitment underwritten offering (or series of related offerings) of equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 (as amended from time to, or any successor thereto) by the Corporation:

(v)                                 the issuance of equity securities;

(vi)                              the declaration and/or payment of dividends, distributions and other payments to equityholders,

(vii)                           the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission) of the Corporation (x) pursuant to or with the meaning of any bankruptcy law: (1) commencing a voluntary case; (2) consenting to the entry of any order for relief against it in an involuntary case; (3) consenting to the appointment of a receiver, trustee, conservator, assignee, liquidator, custodian or similar official under any bankruptcy law of it; or (4) making a general assignment for the benefit of its creditors; or (y) taking, under any foreign laws relating to insolvency, any action comparable to the actions set forth in clause (x);

(viii)                        the amendment, alteration or repeal of any provision of the organizational or governing documents of the Corporation or any of its subsidiaries, whether by merger, operation of law or otherwise;

(ix)                              the incurrence of indebtedness that either exceeds $25,000,000 or results in the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio (as such term is defined in the Credit Agreement dated as of August 17, 2007, among the Corporation, Iniciativas Culturales De Espana S.L., Goldman Sachs Credit Partners L.P., Citicorp North America, Inc. and the several lenders from time to time party thereto) exceeding 4.25;

(x)                                 the termination or appointment of the Chief Executive Officer of the Corporation, except (1) for Cause or (2) if the Corporation fails to attain at least seventy-five percent (75%) of the EBITDA Goal set forth in the Executive Interest Subscription Agreement entered into by Douglas L. Becker with respect to any two consecutive calendar years that began on or after August 17, 2007, other than as a result of an act of God, fire, flood, explosion, or other natural disaster, act of war, military hostility or terrorist attack, strike, labor stoppages, riot, act of public enemies, blockage or embargo or any other cause beyond the reasonable control of the Corporation. In the case of clause (1) or (2) of the preceding sentence, only the approval of a simple majority of the Board of Directors shall be required for such termination or appointment of a successor. “Cause” is defined as (A) the gross negligence or willful malfeasance by the Chief Executive Officer in connection with the performance of his duties with respect to the Corporation and its subsidiaries (other than in the event the Chief Executive Officer had a reasonable good faith belief that the act, omission or failure to act in question was not a violation of law), in each case, that would be reasonably likely to have a material adverse impact on the business of the Corporation; (B) the abuse of drugs or alcohol or conduct involving moral turpitude by the Chief Executive Officer that would be reasonably likely to have a material adverse impact on the business of the Corporation; (C) the misappropriation by the Chief Executive Officer of any material business opportunity of the Corporation, provided, however, that, solely for this purpose, the Chief Executive Officer shall not be deemed to have misappropriated a material business opportunity of the Corporation and its subsidiaries and/or its affiliates by virtue of any action taken by any Sterling Affiliate, unless the Chief Executive Officer knows of such action before the date it occurs (or, if earlier, before the date of a binding commitment to complete such action) and Chief Executive Officer fails to disclose such action to the Board of Directors; (D) the Chief Executive Officer’s being barred or prohibited by the Securities and Exchange Commission or any other governmental authority from holding the position of Chief Executive Officer of the Corporation; or (E) the willful and material breach of any other applicable agreements with the Corporation or Wengen Alberta, Limited Partnership, including, without limitation, engaging in any action in breach of any applicable restrictive covenants. “Sterling Affiliate” is defined as any of Sterling Capital Partners, LLC, a Delaware limited liability company, Sterling Capital Partners, L.P., a Delaware limited partnership, Sterling Capital Partners II, LLC, a Delaware limited liability company, Sterling Capital Partners II, L.P., a Delaware limited partnership, Sterling Capital Partners III, LLC, a Delaware limited liability company, Sterling Capital Partners III L.P., a Delaware limited partnership, Sterling Ventures, LLC, a Delaware limited liability company, Sterling Ventures, L.P., a

Delaware limited partnership, Sterling Ventures II, LLC, a Delaware limited liability company, Sterling Ventures II, L.P., a Delaware limited partnership, Fund Management Services, LLC (“FMS”), a Delaware limited liability company and any current or future affiliates of any of the foregoing, including but not limited to future private equity funds managed by FMS and/or with general partners’ controlled by the current principal members of FMS;

(xi)                              any change in the fiscal year of the Corporation, subject to Section 12(A)(xv) of this Article II;

(xii)                           an increase or decrease in the size of the Board of Directors;

(xiii)                        the creation of a new committee of the Board of Directors, other than the Compensation Committee, the Audit Committee and the Governance and Nominating Committee;

(xiv)                       an increase or decrease in the size of any committee of the Board of Directors;

(xv)                          any change in the fiscal year of the Corporation, the effect of which change would be to cause any EBITDA Goal set forth in the Executive Interest Subscription Agreement entered into by Douglas L. Becker, or any percentage thereof, which would otherwise be met not to be so met;

(xvi)                       except as otherwise previously agreed by the Corporation and other parties, any transaction between Laureate, on the one hand, and any investor in Wengen Alberta, Limited Partnership or any of their affiliates (other than Wengen Alberta, Limited Partnership, its General Partner, and any subsidiary of the foregoing or of Corporation).

ARTICLE III BOARD OF DIRECTORS

Section 1.                                           Function of Directors

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall have and exercise all powers of the Corporation, except as conferred upon or reserved to the stockholders by law, the Certificate of Incorporation of the Corporation or these Bylaws.

Section 2.                                           Number of Directors

The Board of Directors of the Corporation shall consist of not less than one (1) director, or such other number not more than twelve (12), as a majority of the entire Board of Directors shall determine from time to time, but any action changing the number of directors shall not affect the tenure of any director.

Section 3.                                           Qualification of Directors

Unless otherwise provided by law, the Certificate of Incorporation of the Corporation, or these Bylaws, directors need not be stockholders of the Corporation.

Section 4.                                           Election and Tenure of Directors

Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

Section 5.                                           Regular Meetings

The regular annual meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of Directors.

Section 6.                                           Special Meetings

Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary upon the written request of a majority of the directors. Special meetings of the Board of Directors shall be held at any place in or out of the State of Delaware as the Board may from time to time determine by resolution or as shall be specified in any notice or waiver of notice of such meeting.

Section 7.                                           Notice; Waiver of Notice

Notice of the time and place of any special meeting of the Board of Directors shall be given to each director. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least one day in advance of the meeting, (ii) sending a facsimile to such director’s facsimile number as it appears in the records of the Corporation, or delivering written notice by hand to such director’s address as it appears in the records of the Corporation at least one day in advance of the meeting, or (iii) mailing written notice, addressed to such director at his address as it appears in the records of the Corporation, at least two days in advance of the meeting (with such notice deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid). Any director may waive notice of any meeting, either before or after such meeting, by signing a waiver of notice that is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8.                                           Quorum; Manner of Acting

(A)                               A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors. If a quorum is not present at any meeting, the directors present may adjourn the meeting. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III. Unless a greater proportion is required by law, the Certificate of Incorporation of the Corporation or these

Bylaws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

(B)                               If any Director’s attendance at any meeting of the Board or a committee of the Board, or any portion thereof, in the reasonable judgment of the Board, would create a conflict of interest, then such Director shall recuse himself from the portion of such meeting that would create such conflict. To the extent that receipt of materials or other information provided to Directors at any meeting of the Board or a committee of the Board would create, in the reasonable judgment of the Board, a conflict of interest with respect to any Director, such Director shall not receive such materials or other information.

Section 9.                                           Action Without a Meeting; Telephone Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or any committee thereof, may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 10.                                    Resignation and Removal

Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. Unless otherwise provided by law or the Certificate of Incorporation of the Corporation, the stockholders of the Corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors.

Section 11.                                    Vacancies

The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A vacancy occurring on the Board of Directors other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.

Section 12.                                    Compensation of Directors

By resolution of the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. By resolution of the Board of Directors, members of special or standing committees may be paid like compensation for attending committee meetings.

ARTICLE IV COMMITTEES

Section 1.                                           Appointment

The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors for such purposes and with such powers as the Board may determine, subject to Section 2 of this Article IV; provided, however, that, at any time Brian F. Carroll or Jonathan D. Smidt, or any Director named as a successor to one of them, is a Director, one of such Directors shall be designated as a member of each committee and at any time Douglas L. Becker, John A. Miller or Steven M. Taslitz, or any Director named as a successor to one of them, is a Director, one of such Directors shall be designated as a member of each committee. The members of any committee present at any meeting of the committee, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member of the committee. The Board of Directors shall by majority vote appoint a chairman of each such committee.

Section 2.                                           Executive Committee; Authority

The Board of Directors may, by resolution adopted by a majority of the directors present at any meeting, establish an Executive Committee to consist of one or more directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Directors, except to the extent, if any, that such authority shall be limited by resolution of the entire Board of Directors; provided, however, that neither the Executive Committee nor any other committee shall have the power to amend the Bylaws of the Corporation, to declare dividends or distributions on stock, to issue stock (except as permitted by law pursuant to a duly authorized stock option or similar plan), to recommend to the stockholders any action which requires stockholder approval, or to approve any merger or share exchange which does not require stockholder approval.

Section 3.                                           Tenure

Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee or any other committee shall hold office until the next regular annual meeting of the Board of Directors following his appointment and until his successor is designated by the Board of Directors.

Section 4.                                           Meetings and Notices

Regular meetings of committees of the Board of Directors may be held without notice at such times and places as such committees may determine from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or by telephone or telegram. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any member of a committee may waive notice of any meeting thereof, either before or after the meeting, by signing a waiver of notice which shall be filed with the records of such meeting, or by attendance at such meeting.

Section 5.                                           Quorum

Except as provided otherwise in Section 1 of this Article IV, a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall constitute action of the committee.

Section 6.                                           Action Without a Meeting; Telephone Meetings

Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the members of the committee and filed with the minutes of proceedings of the committee. Members of committees may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 7.                                           Vacancies

Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors.

Section 8.                                           Removal and Resignations

Any member of a committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 9.                                           Procedure

All committees established by the Board of Directors shall keep correct and complete minutes of their proceedings which minutes shall be recorded in written form but may be maintained in the form of a reproduction, and the Chairman of each committee shall report any actions taken to the Board of Directors at the next meeting thereof held after the committee meeting. The minutes of committee meetings shall be distributed to all members of the Board of Directors.

ARTICLE V OFFICERS

Section 1.                                           Positions

The officers of the Corporation shall be a President and a Secretary, and such other officers as the Board of Directors may appoint, including a Chairman of the Board, a Chief Financial Officer, a Treasurer and one or more Vice Presidents, who shall exercise such powers and perform such duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person, except that (a) one person may not serve concurrently as both President and Vice President, and (b) any person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by law to be executed, acknowledged or verified by more than one officer. The Chairman of the Board, if one is appointed, shall be a director, and the other officers may be directors.

Section 2.                                           President

The President shall be the chief executive officer of the Corporation, shall have general and active supervision over the business and affairs of the Corporation, shall insure that all lawful orders and resolutions of the Board of Directors are carried into effect, and, unless otherwise provided by the Board of Directors, shall preside at all meetings of the Board of Directors and of the stockholders. The President shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 3.                                           Vice President

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.                                           Chairman of the Board

If the directors shall appoint a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be vested in the Chairman by the Board of Directors.

Section 5.                                           Chief Financial Officer

The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation, including budgetary, accounting and statistical methods, and shall approve payment, or designate others serving under him to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors or the President.

Section 6.                                           Secretary

The Secretary shall attend all meetings of the stockholders and the Board of Directors shall record or cause to be recorded all the proceedings of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose, and shall perform like duties for the Executive Committee or other committees, when required. The Secretary shall give, or cause to be given, such notices as are required to be given in accordance with the provisions of these Bylaws or as required by law or the Certificate of Incorporation of the Corporation. The Secretary shall have custody of the seal of the Corporation, and shall have the authority to affix the same to any instrument or document the execution of which in the name or on behalf of the Corporation is duly authorized, and when so affixed it may be attested by the signature of the Secretary. The Secretary shall see that the books, records, and other documents required by law (including the stock ledger and the records of the issue, transfer and registration of certificates for shares of Common Stock) are properly kept and filed. The Secretary shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be prescribed by these Bylaws or may be assigned to him or her by the Board of Directors or the President.

Section 7.                                           Treasurer

The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as directed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account as to all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President, or as may be prescribed by these Bylaws. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the Treasurer’s possession or under the Treasurer’s control and belonging to the Corporation.

Section 8.                                           Election and Term of Office

The officers of the Corporation shall be elected at the regular annual meeting of the Board of Directors, or as soon thereafter as possible, to hold office until the next regular annual meeting of the Board and until their respective successors are elected and qualified, or until their earlier death, resignation, or removal.

Section 9.                                           Compensation

The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

Section 10.                                    Resignation and Removal

Any officer may at any time resign in the same manner provided for directors in Section 10 of Article III of these Bylaws. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 11.                                    Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office and until a successor is elected and qualifies.

Section 12.                                    Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VI INDEMNIFICATION

Section 1.                                           Indemnification. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Section 2.                                           Advancement of Expenses. With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that the payment of expenses (including attorneys’ fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise; and further provided that with respect to a Proceeding initiated against the Corporation by a director or officer of the Corporation (including a person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise), such director or officer shall be entitled under this Section to the payment of expenses (including attorneys’ fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in connection with such Proceeding in advance of the final disposition of such proceeding only if such proceeding was authorized by the Board of Directors of the Corporation. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3.                                           Claims. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VI shall be contract rights. If a claim under Section 1 or 2 of this Article VI with respect to such rights is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation, except in the case of a claim for an advancement of expenses by an officer or director of the Corporation, in which case the applicable period shall be twenty days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation seeks to recover an advancement of expenses shall also be entitled to be paid the expenses (including attorneys’ fees) of prosecuting or defending such suit. In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the person from whom the Corporation seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, neither the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit. In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 4.                                           Non-exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 5.                                           Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

ARTICLE VII CAPITAL STOCK

Section 1.                                           Stock Certificates

The Board may elect to issue to any stockholder a certificate which represents and certifies the shares of stock the stockholder holds in the Corporation. A certificate may not be issued until the stock represented by it is fully paid. Certificates representing shares of stock of the Corporation shall be signed by the President, Vice President or the Chairman of the Board, and countersigned by the Secretary or the Chief Financial Officer, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a stock certificate may be either manual or facsimile. Any stock certificate so signed shall be valid and may be issued whether or not the officer who signed it is still an officer when it is issued. Stock certificates shall be consecutively numbered or otherwise identified, and each such certificate shall state on its face the name of the Corporation, the class of stock and the number of shares it represents, and the name of the stockholder or other person to whom it is issued. The stock certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. The name and address of each stockholder, with the number of shares held and the date of issue, shall be entered on the stock ledger of the Corporation. Except as otherwise provided in the Delaware Uniform Commercial Code, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance of the stock certificate does not mean that the restriction is invalid or unenforceable.

Section 2.                                           Transfer of Shares

Transfer of shares of stock of the Corporation shall be made only on its stock ledger, and only upon surrender for cancellation of the certificate for such shares, properly endorsed. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. In case of a lost, stolen, or destroyed certificate, a new certificate may be issued upon such conditions and indemnity to the Corporation as the Board of Directors in its discretion may prescribe.

Section 3.                                           Issuance of Shares

The Board of Directors may from time to time authorize the issuance of additional shares of stock or securities convertible into stock. Prior to each such issuance the Board of Directors shall adopt a resolution which authorizes the issuance and sets the minimum consideration for which such shares of stock or convertible securities are to be issued, or a formula or method pursuant to which the same is to be determined, including a fair description of any consideration other than money. In the absence of actual fraud in the transaction, the minimum consideration so fixed by the Board of Directors shall be conclusive for all purposes. The actual value of consideration to be received by the Corporation, as determined by the Board of Directors, upon the issuance of additional shares of Common Stock shall be not less than the par value thereof. For the purposes of this Section, the consideration for which stock is issued as a stock dividend is the resulting capitalization of surplus, and at the time the dividend is paid, the Corporation shall transfer from surplus to stated capital an amount at least equal to the aggregate par value of the shares to be issued. Unless otherwise required by law, no vote of the stockholders of the Corporation shall be required for the issuance of additional shares of stock or securities convertible into stock.

Section 4.                                           Lost, Stolen, or Destroyed Certificates

Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

Section 5.                                           Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware.

Section 6.                                           Additional Powers of the Board.

(a)                                 In addition to those powers set forth in Section 1 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the General Corporation Law of the State of Delaware.

(b)                                 The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VIII PUBLIC BENEFIT CORPORATION PROVISIONS

Section 1.                                           Required Statement in Stockholder Meeting Notice

The Corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation under the Delaware General Corporation Law.

Section 2.                                           Periodic Statements

The Corporation shall no less than biennially provide its stockholders with a statement as to the Corporation’s promotion of the public benefit or public benefits identified in the Certificate of Incorporation and of the best interests of those materially affected by the Corporation’s conduct. The statement shall include:

(1)                                 The objectives the Board of Directors has established to promote such public benefit or public benefits and interests;

(2)                                 The standards the Board of Directors has adopted to measure the Corporation’s progress in promoting such public benefit or public benefits and interests;

(3)                                 Objective factual information based on those standards regarding the Corporation’s success in meeting the objectives for promoting such public benefit or public benefits and interests; and

(4)                                 An assessment of the Corporation’s success in meeting the objectives and promoting such public benefit or public benefits and interests.

ARTICLE IX MISCELLANEOUS PROVISIONS

Section 1.                                           Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.                                           Financial Statements

The President, Chief Financial Officer, Treasurer, or such other executive officer as may be designated in these Bylaws, shall prepare annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders of the Corporation and filed within twenty (20) days thereafter at the principal office of the Corporation.

Section 3.                                           Seal

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and ‘‘Delaware,” and shall be in such form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.

Section 4.                                           Amendments

These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the vote of a majority of the entire Board of Directors and the power to alter, amend, and repeal these Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors.

Section 5.                                           Place and Inspection of Books

(a)                                 The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in such place or places either within or without the State of Delaware as the Board of Directors may from time to time determine.

(b)                                 At least ten days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city were the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

(c)                                  The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof.

Section 6.                                           Voting Shares in Other Corporations

The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares held by the Corporation in any other corporation.

Section 7.                                           Certificate of Incorporation

Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

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The foregoing Bylaws were adopted by the Board of Directors as of October 1, 2015.

/s/ Robert W. Zentz
Robert W. Zentz
Secretary